UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 11, 2025

Rapid7, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37496	35-2423994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Causeway Street
Boston,	Massachusetts	02114
(Address of principal executive offices, including zip code)
(617) 247-1717
(Registrant’s telephone number, including area code)
Not Applicable
(Former name, or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	RPD	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

On June 11, 2025, Rapid7, Inc. (the "Company") held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”), at which a quorum was present.

At the Annual Meeting, the Company's stockholders voted on the following four proposals: (i) to elect the eleven nominees for director to hold office until the 2026 Annual Meeting of Stockholders (“Proposal 1”), (ii) to ratify the selection by the Audit Committee of the Company’s board of directors of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2025 (“Proposal 2”), (iii) to approve, on an advisory basis, the compensation of the Company's named executive officers as described in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 24, 2025 (“Proposal 3”), and (iv) to indicate, on an advisory basis, the preferred frequency of future stockholder advisory votes on the compensation of the Company's named executive officers (“Proposal 4”). The final results of the voting on each proposal are set forth below.

Proposal 1 - Election of Directors

The Company’s stockholders approved Proposal 1. The voting results were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Michael Berry	44,430,212	3,224,288	7,369,024
Marc Brown	45,094,993	2,559,507	7,369,024
Judy Bruner	46,863,322	791,178	7,369,024
Michael Burns	47,306,631	347,869	7,369,024
Kevin Galligan	45,402,178	2,252,322	7,369,024
Ben Holzman	41,021,744	6,632,756	7,369,024
Wael Mohamed	47,119,134	535,366	7,369,024
J. Benjamin Nye	44,024,542	3,629,958	7,369,024
Tom Schodorf	45,309,210	2,345,290	7,369,024
Reeny Sondhi	46,512,362	1,142,138	7,369,024
Corey Thomas	44,096,738	3,557,762	7,369,024

There were no abstentions with respect to Proposal 1.

Proposal 2 - Ratification of the Selection by the Audit Committee of the Board of Directors of KPMG LLP as the Independent Registered Public Accounting Firm of the Company for its Fiscal Year Ending December 31, 2025

The Company’s stockholders approved Proposal 2. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
52,921,548	2,069,399	32,577	—

Proposal 3 - Advisory Vote on Executive Compensation

The Company’s stockholders approved, on a non-binding advisory basis, Proposal 3. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
43,429,515	4,164,934	60,051	7,369,024

Proposal 4 - Advisory Vote on the Frequency of Solicitation of Advisory Stockholder Approval of Executive Compensation

The Company’s stockholders indicated, on a non-binding advisory basis, the preferred frequency for the solicitation of future advisory stockholder approval of compensation paid to the Company's named executive officers be held every year. The voting results were as follows:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
47,076,362	9,037	484,904	84,197	7,369,024

Based on the results of the vote, the Company intends to solicit a non-binding advisory vote on the compensation of the Company’s named executive officers every year.

Item 8.01     Other Events.

Effective immediately following the Annual Meeting, Marc Brown was appointed Chairman of the Board of Directors of the Company, succeeding Corey Thomas as Chairman. Mr. Thomas will continue in his role as the Company’s Chief Executive Officer and as a member of the Company’s Board of Directors.

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rapid7, Inc.

Dated: June 13, 2025	By:	/s/ Tim Adams
Tim Adams
Chief Financial Officer